Exhibit 99.5

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by MasterCraft Boat Holdings, Inc. (“MasterCraft”) with the U.S. Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”), in connection with the Agreement and Plan of Merger, dated as of February 5, 2026, by and among MasterCraft, Titan Merger Sub 1, Inc., Titan Merger Sub 2, LLC, and Marine Products Corporation (as it may be amended from time to time, the “Merger Agreement”), and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person anticipated to become a director of MasterCraft at the First Effective Time (as such term is defined in the Merger Agreement), and to the filing of this consent as an exhibit to the Registration Statement.

Date: March 16, 2026

/s/ Timothy C. Rollins
Timothy C. Rollins